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                                                                   Exhibit 10.20

                       SECURED REVOLVING PROMISSORY NOTE
                       ---------------------------------

$210,000.00                                                    January 9, 2001

     FOR VALUE RECEIVED, Lawrence A. Genovesi (the "Maker") promises to pay to Network Engines, Inc., a Delaware corporation (the "Company"), or order, at its principal executive offices, the principal sum of Two Hundred Ten Thousand Dollars ($210,000.00), or such lesser amount as may be advanced from time to time by the Company to the Maker under this Note, together with interest on the unpaid principal balance of this Note from time to time outstanding at the rate of 5.9% per annum, compounded annually, until paid in full.

     All principal and accrued interest outstanding on this Note shall be paid in full in one payment on January 9, 2002. Interest on this Note shall be computed on the basis of a year of 365 days for the actual number of days elapsed.

     Notwithstanding the foregoing, payment of this Note shall be required in full, together with interest on the unpaid principal balance hereof at the rate of 5.9% per annum, on the date thirty (30) days following the date of the Maker's termination of employment with the Company, regardless of whether such termination is voluntary or involuntary, or with or without cause or reason.

     Payment of this Note is secured by (i) a security interest in all shares of Common Stock of the Company now owned or hereafter acquired by the Maker and all options and other rights to acquire shares of Common Stock of the Company now owned or hereafter acquired by the Maker, pursuant to a pledge agreement of even date herewith between the Maker and the Company (the "Pledge Agreement") and
(ii) a second mortgage on certain property of the Maker located at 130 Gammons Road, Cohasset, Massachusetts (the "Second Mortgage").

     The Maker may at any time and from time to time prepay, in whole or in part, without premium or penalty, any of the principal balance hereof or accrued interest thereon.

     This Note shall become immediately due and payable without notice or demand upon the occurrence at any time of any of the following events of default (individually, "an Event of Default" and collectively, "Events of Default"):

     1. default in the payment when due of any principal or interest under this Note;

     2. the occurrence of any event of default under the Pledge Agreement, the Second Mortgage or the Reimbursement Agreement dated as of the date hereof, between the Maker and the Company;

     3. the institution by or against the Maker of any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors
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         generally or the making by the Maker of a composition or an assignment or trust mortgage for the benefit of creditors; or

     4. the Maker violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Maker and the Company.

     Upon the occurrence of an Event of Default, the holder shall have then, or at any time thereafter, all of the rights and remedies afforded a secured creditor by the Uniform Commercial Code as from time to time in effect in the Commonwealth of Massachusetts or afforded by other applicable law.

     Maker agrees to pay on demand all costs of collection, including, but not limited to, reasonable attorney's fees, incurred by the holder in connection with any action taken to enforce the terms of this Note.

     No delay or omission on the part of the holder in exercising any right under this Note or the Pledge Agreement shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Maker regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind.

     If any amounts under this Note become due and payable on a Saturday or Sunday or a day on which banks in the State of New York or the Commonwealth of Massachusetts are authorized by law to remain closed, such amounts shall be paid on the next succeeding day that such banks shall be open for business.

     Payments of principal and interest shall be made to the holder hereof in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, at the offices of Network Engines, Inc., 25 Dan Road, Canton, Massachusetts 02021.

     All rights and obligations hereunder shall be governed by the laws of the Commonwealth of Massachusetts and this Note is executed as an instrument under seal.


                              /s/ Lawrence A. Genovesi
                              ------------------------
                              Lawrence A. Genovesi



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